As filed with the Securities and Exchange Commission on February 25, 2026

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TABOOLA.COM LTD.
(Exact Name of Registrant as Specified in Its Charter)

State of Israel	7370	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Taboola.com Ltd. 2021 Share Incentive Plan
(Full Title of the Plan)
Taboola.com Ltd.
16 Madison Square West
7th Floor
New York, NY
10010
(212) 206-7633
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

TABOOLA INC.
16 Madison Square West
7th Floor
New York, NY
10010
(212) 206-7633
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Michael Kaplan	Shachar Hadar
Davis Polk & Wardwell LLP	Assaf Naveh Ran Camchy
450 Lexington Avenue	Meitar | Law Offices
New York, New York 10017	16 Abba Hillel Silver Rd.
Tel: (212) 450-4000	Ramat Gan 52506, Israel
Tel: (+972) (3) 610-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Taboola.com Ltd. (“Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register 14,656,743 additional ordinary shares, with no par value (“Shares”), for issuance under the Registrant’s 2021 Share Incentive Plan (the “2021 Plan”) pursuant to the provisions of the 2021 Plan that provide for an automatic annual increase in the number of shares which may be issued under the 2021 Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on June 28, 2021 (Registration No. 333-257478), on March 24, 2022 (Registration No. 333-257478), on March 13, 2023 (Registration No. 333-257478), on February 28, 2024 (Registration No. 333-257478) and on February 26, 2025 (Registration No. 333-257478). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 25, 2026 (the “Annual Report”);

(b)  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c) The description of the Registrant’s ordinary shares included as Exhibit 4.1 to the Annual Report referred to in (a) above.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

Certain legal matters with respect to the offering of the Shares registered hereby have been passed on by Meitar | Law Offices.

Item 8.	Exhibits.

Exhibit Number
4.1	Articles of Association of Taboola.com Ltd. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on January 17, 2023 (File No. 001-40566)

5.1	Opinion of Meitar | Law Offices (filed herewith)

23.1	Consent of Meitar | Law Offices (included in Exhibit 5.1)

23.2	Consent of Kost, Forer, Gabbay and Kasierer, a member of EY Global, independent registered public accounting firm, relating to the financial statements of the Registrant (filed herewith)

24.1	Power of Attorney (filed herewith)

99.1	2021 Share Incentive Plan, incorporated by reference to Exhibit 99.4 to the Registrant’s Form S-8, filed with the Commission on June 28, 2021 (File No. 333-257478)

107.1	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 25th day of February 2026.

Taboola.com Ltd.

By:	/s/ Stephen Walker
Name:	Stephen Walker
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Adam Singolda, Stephen Walker and Blythe Holden and each of them, individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adam Singolda	Founder, Chief Executive Officer & Director	February 25, 2026
Adam Singolda	(Principal Executive Officer)

/s/ Stephen Walker	Chief Financial Officer	February 25, 2026
Stephen Walker	(Principal Financial Officer and Principal Accounting Officer)

/s/ Zvi Limon	Chair of the Board of Directors	February 25, 2026
Zvi Limon

/s/ Erez Shachar	Director	February 25, 2026
Erez Shachar

/s/ Nechemia J. Peres	Director	February 25, 2026
Nechemia J. Peres

/s/ Richard Scanlon	Director	February 25, 2026
Richard Scanlon

/s/ Gilad Shany	Director	February 25, 2026
Gilad Shany

/s/ Monica Mijaleski	Director	February 25, 2026
Monica Mijaleski